Exhibit 99.1

FLIR Systems Completes Acquisition of Endeavor Robotics
Acquisition Solidifies FLIR’s Entry into Unmanned Ground Vehicles Market for Military, Public Safety, and Critical Infrastructure
WILSONVILLE, Ore., March 4, 2019 – FLIR Systems, Inc. (NASDAQ: FLIR) announced today that it has completed its previously announced acquisition of Endeavor Robotic Holdings, Inc., a leading developer of battle-tested, tactical unmanned ground vehicles (UGVs) for the global military, public safety, and critical infrastructure markets, from Arlington Capital Partners for $382 million in cash.

Based outside Boston and formerly known as iRobot Defense & Security, Endeavor has shipped more than 7,000 UGVs to customers in over 55 countries. Endeavor’s highly-mobile and easy to operate ground robots utilize advanced sensing and actuation in providing explosive ordnance disposal, reconnaissance, inspection, and hazardous materials support for troops, police, and industrial users at stand-off range. Endeavor is one of the largest UGV providers to the United States (U.S.) Department of Defense (DoD), and a key supplier of unmanned systems for the accelerating modernization of global military and law enforcement operational assets.

“With the addition of Endeavor, FLIR becomes a leading provider of unmanned aerial and ground solutions to support the needs of warfighters, and public safety and critical infrastructure professionals,” said Jim Cannon, President and CEO of FLIR Systems. “We are pleased to welcome Endeavor to the FLIR team and look forward to driving our mission to innovate technologies that help save lives and livelihoods.”

Endeavor is now part of the FLIR Government and Defense Business Unit’s Unmanned Systems and Integrated Solutions division. The transaction is expected to be $0.03 dilutive to FLIR Systems’ 2019 adjusted earnings per share due to borrowing costs associated with funding the transaction, and accretive thereafter.

About FLIR Systems
Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,900 employees, FLIR Systems’ vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit http://www.flir.com and follow @flir.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “anticipates,” “estimates,” “expects,” “intends,” and “believes” and similar words and expressions and include the assumptions that underlie such statements. Such statements are based on current expectations, estimates, and projections based, in part, on potentially inaccurate assumptions made by management. Forward-looking statements include but are not limited to: statements about the expected timing and completion of the proposed acquisition; the anticipated effect of the acquisition; including the costs associated with the transaction, the impact of financing the transaction and express and implied benefits from the acquisition; the benefit of acquired technology and capabilities, plans and expectations

Exhibit 99.1

for the acquired entity; the risk that the parties may not be able to obtain necessary regulatory approvals; risks related to disruption of management time as a result of the acquisition and other statements not historical facts. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and FLIR Systems does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Jay Gentzkow
503-498-3809
Jay.Gentzkow@flir.com